EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746

December 12, 2012

Hayfield Investment Partners, LLC
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attention: James R. Carnes

Willowbrook Marketing, LLC
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attention: James R. Carnes

SI Hayfield, LLC
111 Center Street, Suite 2500
Little Rock, Arkansas 72201
Attention: Jackson Farrow Jr.

Edward Foster
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attention: Edward Foster

HZ1, LLC
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attention: Eric Bunting

With a copy to:

Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112
Attention: Kirstin P. Salzman

Re:
Amendment to the Asset Purchase Agreement, dated November 20, 2012, between and among EZCORP Online, Inc., EZCORP, Inc., Hayfield Investment Partners, LLC, and the Subsidiaries of Hayfield Investment Partners, LLC set forth on the signature pages thereto

Dear Mr. Carnes:

Reference is hereby made to that certain Asset Purchase Agreement, dated November 20, 2012 (the “Purchase Agreement”), between and among EZCORP Online, Inc., a Delaware corporation (“EZCORP Online”), EZCORP, Inc., a Delaware corporation (“EZCORP” and, together with EZCORP Online, the “Purchaser”), Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), and the Subsidiaries of Hayfield Investment Partners, LLC set forth on the signature pages to the Purchase Agreement

(each, a “Subsidiary” and, together with HIP, the “Sellers”). All capitalized terms used but not defined in this letter agreement shall have the meaning given to such terms in the Purchase Agreement.

Pursuant to Section 2.5(a) of the Purchase Agreement, the Initial Consideration shall consist of the issuance to HIP (or the members of HIP as designated by HIP) on the Closing Date of that number of shares of Purchaser Common Stock equal to $27,000,000.00 divided by the Agreed Stock Value of the Purchaser Common Stock (the “Closing Date Purchaser Common Shares”) or, in the sole discretion of the Purchaser, cash delivered by wire transfer of immediately available funds to a bank account designated by HIP no later than 48 hours prior to the scheduled Closing Date. In addition, pursuant to Section 2.6(f) of the Purchase Agreement, each of the Supplemental Payments shall be payable, at the sole discretion of the Purchaser (subject to certain limitations contained in the Purchase Agreement), in cash by wire transfer of immediately available funds to a bank account designated by the Sellers’ Representative no later than 48 hours prior to the scheduled payment date or in such number of shares of Purchaser Common Stock issued to HIP (or the members of HIP as designated by HIP) as determined in accordance with the Purchase Agreement (any such shares, the “Supplemental Purchaser Common Shares”). As of the date hereof, the members of HIP are Willowbrook Marketing, LLC, SI Hayfield, LLC, Edward Foster and HZ1, LLC (such persons collectively, the “HIP Members”). HIP hereby designates that, to the extent the Closing Date Purchaser Common Shares are to be issued on the Closing Date, all or a portion of such Closing Date Purchaser Common Shares may be issued to certain of the HIP Members. The Purchaser and the Sellers hereby agree that HIP shall designate the Closing Date Purchaser Common Shares that shall be issued to each of the HIP Members and the Closing Date Purchaser Common Shares that shall be issued directly to HIP by written notice to the Purchaser by 8:00 a.m., Central time, on the Closing Date. The Purchaser and the Sellers also agree that if any Supplemental Purchaser Common Shares are to be issued pursuant to the Purchase Agreement, then HIP shall designate the portion of the Supplemental Purchaser Common Shares that are to be issued to the HIP Members, if any, and the portion of the Supplemental Purchaser Common Shares that are to be issued directly to HIP, if any, by written notice to the Purchaser by 8:00 a.m., Central time, on the applicable scheduled payment date.

In connection with HIP’s designation in the immediately above paragraph, the HIP Members shall become a party to the Purchase Agreement solely for purposes of Section 3.30 thereof, and the first two lines of Article 3 shall be amended and restated in its entirety as follows:

The Sellers, jointly and severally, represent and warrant, and the HIP Members (as defined below), severally and not jointly, represent and warrant (solely with respect to Section 3.30), to the Purchaser that except as set forth on the Seller Disclosure Schedule:

Section 3.30 of the Purchase Agreement shall be amended and restated in its entirety as follows:

(a)    The Purchaser Common Stock to be received by the Sellers or any current member of HIP will be acquired for investment for the account of the Sellers or such HIP member, respectively, not as a nominee or agent for any unrelated third party, and, except as contemplated by this Agreement, not with a view to the resale or distribution (as such term is defined in the Securities Act) of any part thereof to any unrelated third party. Except as contemplated by this Agreement, none of the Sellers or the current members of HIP, which are Willowbrook Marketing, LLC, SI Hayfield, LLC, Edward Foster and HZ1, LLC (for purposes of this Article 3, such persons collectively, the “HIP Members”), has a present intention of selling, granting any participation in, or otherwise distributing the same to any unrelated third party, but subject to the ability of the Sellers to transfer Purchaser Common Stock to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act) of the Sellers. The Sellers and the HIP Members have no need for liquidity related to the acquisition of the Purchaser Common Stock, but the Sellers contemplate that the Sellers may immediately liquidate such Purchaser Common Stock or may distribute the Purchaser Common Stock to the HIP Members immediately after receipt and such HIP Members may thereafter immediately liquidate such Purchaser Common Stock.
(b)    Each of the Sellers and the HIP Members has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed in connection with this Agreement and confirms that all documents, books and records pertaining to the investment in the Purchaser Common Stock and requested by any of the Sellers or the HIP Members have been made available to them. None of the Sellers or the HIP Members is relying on any communication of the Purchaser or any of its Affiliates as investment advice or as a recommendation to acquire the Purchaser Common Stock. Each of the Sellers and the HIP Members has made its own independent decision that the acquisition of the Purchaser Common Stock is suitable and appropriate for itself.
(c)    Each of the Sellers and the HIP Members has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the offering of the Purchaser Common Stock and about other information, documents and records relative to the Purchaser’s business assets, financial condition, results of operations and liabilities.
(d)    Each of the Sellers and the HIP Members is an experienced investor in securities and acknowledges that it can bear the complete economic risk of its investment and has such knowledge and experience in financial, investment or business matters that it is capable of evaluating the merits and risks of the investment in the Purchaser Common Stock. Each of the Sellers and the HIP Members also is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and agrees to furnish any additional information requested by the Purchaser or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisition of the Purchaser Common Stock.
(e)    The acquisition of the Purchaser Common Stock by each of the Sellers and the HIP Members is consistent with its respective general investment objectives. Each of the Sellers and the HIP Members understands that the acquisition of the Purchaser Common Stock involves a high degree of risk.
(f)    Each of the Sellers and the HIP Members understands that the Purchaser Common Stock it is acquiring is characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration or an applicable exemption under the Securities Act and applicable state securities Laws, except in certain limited circumstances. Each of the Sellers and the HIP Members understands that the Purchaser Common Stock certificates may bear a legend reflecting such limitations. In this connection, each of the Sellers and the HIP Members represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Until such time as the Purchaser Common Stock received by the Sellers and the HIP Members pursuant to this Agreement has been registered under the Securities Act or the conditions of Rule 144 of the Securities Act have been satisfied, each of the Sellers and the HIP Members agrees that in no event will it make any other transfer or disposition of any of the shares of Purchaser Common Stock received pursuant to this Agreement unless and until, if requested by the Purchaser, it shall have furnished to the Purchaser (at the expense of such Seller or HIP Member, as applicable) an opinion of counsel or other evidence, reasonably satisfactory to the Purchaser, to the effect that such transfer may be made without restrictions under the Securities Act; provided, however, nothing contained herein shall limit HIP’s ability to transfer Purchaser Common Stock to its members subject to an exemption from registration under the Securities Act and applicable state securities Laws.
(g)    Each of the Sellers and the HIP Members understands that Purchaser may issue stop transfer instructions to its transfer agent with respect to the shares of Purchaser Common Stock received pursuant to this Agreement and that a restrictive legend may be placed on the notice of issuance of uncertificated shares or any certificates therefor in substantially the following form:
“[The shares subject to this notice of issuance of uncertificated shares/This certificate and the shares represented hereby] have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. Such shares may not be offered, sold, pledged or transferred in the absence of such registration or receipt of an opinion of counsel in form and substance satisfactory to EZCORP that such offer, sale, pledge or transfer does not require registration under the Securities Act and such other applicable laws.”
(h)    Each of the Sellers and the HIP Members acknowledges that the shares of Purchaser Common Stock that may be received pursuant to this Agreement have not been offered or sold by the Purchaser or any person acting on its behalf by means of any form of general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) or by means of publicly disseminated advertisements or sales literature.
(i)    To the extent any event, occurrence, change, development, state of facts, circumstances or condition occurs, after the date hereof and before the scheduled payment date of the Fourth Supplemental Earn-out Payment, that results in any of the foregoing representations contained in this Section 3.30 to be no longer true, the Seller or the HIP Member to which such event, occurrence, change, development, state of facts, circumstances or condition relates shall notify the Purchaser in writing of such event, occurrence, change, development, state of facts, circumstances or condition no later than (i) ten (10) business days prior to the Closing Date or a date on which a Supplemental Payment is scheduled to be paid; or (ii) if such event, occurrence, change, development, state of facts, circumstances or condition occurs within ten (10) business days of the Closing Date or a date on which a Supplemental Payment is scheduled to be paid, the day immediately prior to the Closing Date or the date on which a Supplemental Payment is scheduled to be paid, respectively.
Each of the Purchaser, the Sellers and the HIP Members represents and warrants that this letter agreement has been duly authorized, executed and delivered by such party and that this letter agreement is a valid and legally binding obligation of such party, enforceable in accordance with the terms herein against such party.
This letter agreement and the rights and obligations of the Purchaser, the Sellers and the HIP Members (together with the Purchaser and the Sellers, the “Parties”) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws that would apply any other law. The Purchaser and the Sellers agree that this letter agreement complies with Section 10.3 of the Purchase Agreement. Except as set forth herein, the Purchase Agreement shall remain in full force and effect in accordance with its terms. No reference to this letter agreement need be made in any instrument or document at any time referring to the Purchase Agreement; a reference to the Purchase Agreement in any instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby.
This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original but which together shall constitute one letter agreement, with the same effect as if the signatures on the counterparts were upon a single engrossment of this letter agreement.

If this letter agreement reflects the Seller’s and the HIP Members’ agreement and understanding, please acknowledge and sign on the next page.

[Signature Page Follows.]

Sincerely yours,

EZCORP ONLINE, INC.

By: /s/ Thomas H. Welch, Jr.
Name: Thomas H. Welch, Jr.
Title: Sr. Vice President

EZCORP, INC.

By: /s/ Thomas H. Welch, Jr.
Name: Thomas H. Welch, Jr.
Title: Sr. Vice President

SIGNATURE PAGE

Acknowledged and agreed to as of the date first written above:

SELLERS:

HAYFIELD INVESTMENT PARTNERS, LLC
GO CASH, LLC
GO CASH – DE, LLC
GO CASH – TX, LLC
GO CASH – MO, LLC
GO CASH – OH, LLC
GO CASH – AL, LLC
GO CASH – CA, LLC
GO CASH – FL, LLC
GO CASH – ID, LLC
GO CASH – IL, LLC
GO CASH – KS, LLC
GO CASH – MI, LLC
GO CASH – MS, LLC
GO CASH – NV, LLC
GO CASH – OK, LLC
GO CASH – SD, LLC
GO CASH – UT, LLC
GO CASH – WA, LLC
GO CASH – WI, LLC
GO CASH – UK, LLC
GO CASH LIMITED
CORNERSTONE MARKETING, LLC
CORNERSTONE PROCESSING, LLC
INTEGRITY ADVANCE LLC
HIP FINANCIAL, LLC
ZIPCASH-DE, LLC
BLUE OCEAN CAPITAL, LLC

By:    HAYFIELD INVESTMENT PARTNERS, LLC,
as Sellers’ Representative

By: WILLOWBROOK PARTNERS, LLC, its manager

By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

SIGNATURE PAGE

MEMBERS OF HAYFIELD INVESTMENT PARTNERS, LLC:
WILLOWBROOK MARKETING, LLC

By: /s/ James R. Carnes
Name: James R. Carnes
Title: Member
SI HAYFIELD, LLC

By:     STEPHENS CAPITAL PARTNERS LLC, its Manager
By: /s/ Jackson Farrow, Jr.
Name: Jackson Farrow, Jr.
Title: Managing Director
EDWARD FOSTER
/s/ Edward Foster

HZ1, LLC

By: LV1 TRUST, its Manager
By: /s/ Eric Bunting
Name: Eric Bunting
Title: Trustee

SIGNATURE PAGE